UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________
FORM 8-K
_____________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
December 29, 2019
______________________
RealPage, Inc.
(Exact name of registrant as specified in its charter)
____________________________

Delaware	001-34846	75-2788861
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2201 Lakeside Boulevard			75082-4305
Richardson	,	Texas
(Address of principal executive offices)			(Zip Code)
(972) 820-3000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	RP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)(e) Departure of Chief Accounting Officer
On December 29, 2019, RealPage, Inc. (the “Company”) and Kandis Thompson, the Company’s Chief Accounting Officer, entered into a Transition Agreement (“Thompson Agreement”) whereby Ms. Thompson resigned her position effective as of January 2, 2020 and pursuant to which Ms. Thompson will continue to provide consulting services related to the transition from her role at the Company through March 1, 2020. Ms. Thompson will receive severance compensation as provided in Section 9(a) of her Employment Agreement with the Company dated as of January 7, 2019.

(c) Appointment of New Chief Accounting Officer

Effective January 2, 2020, Brian Shelton, age 46, was named Senior Vice President, Chief Accounting Officer of the Company. He has been designated as the Company’s principal accounting officer and will report to Thomas C. Ernst, Jr., the Company’s Executive Vice President, Chief Financial Officer and Treasurer. Mr. Shelton will oversee the Company’s accounting matters. Since joining the Company in July 2014 and until January 2, 2020, Mr. Shelton served as the Company’s Senior Vice President, Finance with primary responsibilities including financial planning and analysis, merger and acquisition support, and internal reporting. Prior to joining the Company, from January 2004 until July 2014, Mr. Shelton held various financial leadership roles at St. Jude Medical, Inc., a global medical device manufacturer acquired by Abbot Laboratories in 2017. Prior to joining St. Jude Medical, Inc., Mr. Shelton held positions with Ernst & Young LLP and Arthur Andersen LLP. Mr. Shelton holds a Master of Business Administration from the Cox School of Business at Southern Methodist University and a B.S. in Accountancy from Northern Arizona University.

In connection with the appointment of Mr. Shelton as Senior Vice President, Chief Accounting Officer, on January 2, 2020 the Company entered into an employment agreement with Mr. Shelton (the “Shelton Agreement”). Pursuant to the terms of the Shelton Agreement, Mr. Shelton is entitled to receive an annual base salary of $300,000, is eligible for an annual target bonus of 45% of his annual base salary and is eligible to participate in the Company's 2010 Equity Incentive Plan. Subject to approval by the Compensation Committee of the Company’s Board of Directors at its next regularly scheduled meeting, pursuant to the Shelton Agreement, Mr. Shelton will also receive a special grant of shares of restricted stock of the Company valued at $100,000 at the grant date with market-based vesting. The market-based award will have vesting terms as determined by the Compensation Committee, and will become eligible to vest only if the trading price of the Company’s common stock rises to specified levels and exceeds those levels for a 20-day trading period. The Company’s market-based stock price targets require significant stock price increases in order to become eligible to vest. The restricted stock award will be governed by the Company’s 2010 Equity Incentive Plan and the form of award agreement for such grant was previously filed as Exhibit 10.5 to the Company’s Form 10-Q (File No. 001-34846) filed on May 6, 2016.

Mr. Shelton has also entered into a standard indemnification agreement with the Company, the form of which was previously filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No. 333-166397) on April 29, 2010.
Other than the agreements described above, Mr. Shelton is not a party to any arrangement or understanding regarding his selection as an officer. There are no family relationships between Mr. Shelton and any executive officers, directors, or person nominated or chosen by the Company to become a director or executive officer of the Company. Mr. Shelton is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

(e) Amended Compensatory Arrangements.

On December 31, 2019, the Company and Andrew Blount, one of the Company’s named executive officers and a former Section 16 officer, entered into a Transition Agreement (the “Blount Agreement”) pursuant to which Mr. Blount will provide transition services to the Company and continue to vest in his existing equity awards and receive consulting fees during such service through April 30, 2020.

The foregoing descriptions of the Thompson Agreement, Shelton Agreement and Blount Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, each of which will be filed in a forthcoming periodic report with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALPAGE, INC.

	By:	/s/ Stephen T. Winn
Stephen T. Winn
Chief Executive Officer, President and Chairman

Date: January 2, 2020